                                                                   EXHIBIT 10(i)


                                    TERM NOTE
-----------------------------------------------------------
Amount        City, State   Date         For Bank Use Only
-----------------------------------------------------------
$750,000.00   Birmingham,   October 19,  Borrower #
              MI            2005
-----------------------------------------------------------
                            Maturity     Obligation #
                            Date
-----------------------------------------------------------
                            October 19,  Office
                            2010
-----------------------------------------------------------


FOR VALUE RECEIVED, Uniprop Manufactured Housing Communities Income Fund, a Michigan limited partnership ("Borrower"), whose mailing address is 280 Daines Street, Suite 300, Birmingham, Michigan 48009 hereby promises to pay to the order of National City Bank of the Midwest, a national banking association ("Bank"), having a banking office at 1001 South Worth, Birmingham, Michigan 48009, Attention: Investor Real Estate Division, Locator No. R-J40-4A, at Bank's banking office (or at such other place as Bank may from time to time designate by written notice) in lawful money of the United States of America, the principal sum of Seven Hundred Fifty Thousand and no/100 ($750,000.00) Dollars together with interest, all as provided below.

1.Interest. The unpaid principal balance of this Note shall at all times bear interest at a rate equal to the Contract Rate, provided, that so long as any principal of or accrued interest on this Note is overdue, all unpaid principal of this Note and all overdue interest on that principal shall bear interest at a fluctuating rate equal to two (2%) percent per annum above the rate that would otherwise be applicable, but in no case less than two (2%) percent per annum above the Prime Rate; provided further, that in no event shall any principal of or interest on this Note bear interest at any time after Maturity at a lesser rate than the rate applicable thereto immediately after Maturity. The "Contract Rate" shall at all times be a fluctuating rate equal to one and eighty hundredths (1.80%) percent per annum plus One Month LIBOR, provided, that in the event One Month LIBOR is unavailable as a result of Bank's good faith determination of the occurrence of one of the events specified in section 2, the "Contract Rate" shall be a fluctuating rate equal to zero percent (0%) per annum plus the Prime Rate.

Interest on this Note shall be payable in arrears on November 19, 2005 and on the nineteenth (19th) day of each month thereafter, at Maturity, and on demand thereafter. The One Month LIBOR rate shall be adjusted by Bank, as necessary, at the end of each Banking Day during the term hereof. Bank shall not be required to notify Borrower of any adjustment in the One Month LIBOR rate; however, Borrower may request a quote of the prevailing Contract Rate on any Banking Day.

2. LIBOR Unavailable. Notwithstanding any provision or inference to the contrary, the Contract Rate shall not be based on One Month LIBOR if Bank shall determine in good faith that (a) any governmental authority has asserted that it is unlawful for Bank to fund, make, or maintain loans bearing interest based on One Month LIBOR, or (b) circumstances affecting the market selected by Bank for the purpose of funding the loan evidenced hereby make it impracticable for Bank to determine One Month LIBOR. Bank's books and records shall be conclusive (absent manifest error) as to whether Bank shall have determined that the Contract Rate is prohibited from being based on One Month LIBOR. If the Contract Rate is prohibited from being based on One Month LIBOR as a result of the occurrence of one of the events referenced in this section, then, and in each such case, notwithstanding any provision or inference to the contrary, the then outstanding principal balance of this Note shall, upon Bank giving Borrower notice of Bank's determination of the occurrence of such an event, bear interest at a Contract Rate based on the Prime Rate as contemplated in section I.

3. Repayment; Closing and Loan Processing Fee. Subject to section 6, the principal of this Note shall be repayable in sixty (60) installments, commencing on November 19, 2005 and continuing on the nineteenth (19th) day of each month thereafter until paid in full, each such installment to be in a principal amount equal to one-sixtieth (1/60th) of the aggregate unpaid principal balance of this Note as of the initial payment date being Twelve Thousand Five Hundred and no/100 Dollars ($12,500.00) per installment, and the final installment to be in an amount equal to all unpaid principal of this Note.

If any payment is required to be made on a day which is not a Banking Day, such payment shall be due on the next immediately following Banking Day and interest shall continue to accrue at the applicable rate.

Borrower shall have the right to prepay the principal of this Note in whole or in part, provided, that (a) each such prepayment shall be in the principal sum
of N/A ($         ) Dollars or any integral multiple thereof or an amount equal to the then aggregate unpaid principal balance of this Note, (b) to the extent principal is payable in installments, each such prepayment shall be applied to the installments of this Note in the inverse order of their respective due dates, and (c) concurrently with the prepayment of the entire unpaid principal balance of this Note, Borrower shall prepay the accrued interest on the principal being prepaid. Each prepayment of this Note may be made without premium or penalty.

Borrower shall pay Bank, on the date of this Note, a non-refundable closing and loan processing fee in an amount equal to Three Thousand Seven Hundred Fifty and no/100 ($3,750.00) Dollars.

4. Definitions. As used in this Note, except where the context clearly requires otherwise, "Bank Debt" means, collectively, all Debt to Bank, whether incurred directly to Bank or acquired by it by purchase, pledge, or otherwise, and whether participated to or from Bank in whole or in part; "Banking Day" means any day (other than any Saturday, Sunday or legal holiday) on which Bank's banking office is open to the public for carrying on substantially all of its banking functions; "Banking-Office Time" means, when used with reference to any time, that time determined at the location of Bank's banking office; "Debt" means, collectively, all obligations of the Person or Persons in question, including, without limitation, every such obligation whether owing by one such Person alone or with one or more other Persons in a joint, several, or joint and several capacity, whether now owing or hereafter arising, whether owing absolutely or contingently, whether created by lease, loan, overdraft, guaranty of payment, or other contract, or by quasi-contract, tort, statute, other operation of law, or otherwise; "Guarantor" shall mean Paul M. Zlotoff; "Maturity" means, when used with reference to this Note, the date (whether occurring by lapse of time, acceleration, or otherwise) upon which the last scheduled principal installment of this Note is due; "Note" means this promissory note (including, without limitation, each addendum, allonge, or amendment, if any, hereto); "Obligor" means any Person who, or any of whose property, shall at the time in question be obligated in respect of all or any part of the Bank Debt of Borrower and (in addition to Borrower) includes, without limitation, co-makers, indorsers, guarantors, pledgors, hypothecators, mortgagors, and any other Person who agrees, conditionally or otherwise, to make any loan to, purchase from, or investment in, any other Obligor or otherwise assure such other Obligor's creditors or any of them against loss; "One Month LIBOR" means, with respect to a loan, the rate per annum (rounded upwards, if necessary, to the next higher 1/16 of 1%) determined by Bank and equal to the average rate per annum at which deposits (denominated in United States dollars) in an amount similar to the


                                   TERM NOTE
                                      -3-

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principal amount of that loan and with a maturity one month after the date of reference are offered at 11:00 A.M. London time (or as soon thereafter as practicable) on the date of reference by banking institutions in the London, United Kingdom market, as such interest rate is referenced and reported by the British Bankers Association in the Bridge Financial Telerate system "Page 3750" report or, if the same is unavailable, any other generally accepted authoritative source of such interest rate as Bank may reference from time to time; "Person" means an individual or entity of any kind, including, without limitation, any association, company, cooperative, corporation, partnership, trust, governmental body, or any other form or kind of entity; "Prime Rate" means the fluctuating rate per annum which is publicly announced from time to time by Bank as being its so-called "prime rate" or "base rate" thereafter in effect, with each change in the Prime Rate automatically, immediately, and without notice changing the Prime Rate thereafter applicable hereunder, it being acknowledged that the Prime Rate is not necessarily the lowest rate of interest then available from Bank on fluctuating-rate loans; "Proceeding" means any assignment for the benefit of creditors, any case in bankruptcy, any marshalling of any Obligor's assets for the benefit of creditors, any moratorium on the payment of debts, or any proceeding under any law relating to conservatorship, insolvency, liquidation, receivership, trusteeship, or any similar event, condition, or other thing; "Related Writing" means this Note and any indenture, note, guaranty, assignment, mortgage, security agreement, subordination agreement, notice, financial statement, legal opinion, certificate, or other writing of any kind pursuant to which all or any part of the Bank Debt of Borrower is issued, which evidences or secures all or any part of the Bank Debt of Borrower, which governs the relative rights and priorities of Bank and one or more other Persons to payments made by, or the property of, any Obligor, which is delivered to Bank pursuant to another such writing, or which is otherwise delivered to Bank by or on behalf of any Person (or any employee, officer, auditor, counsel, or agent of any Person) in respect of or in connection with all or any part of the Bank Debt of Borrower; and the foregoing definitions shall be applicable to the respective plurals of the foregoing defined terms.

5. Events of Default. It shall be an "Event of Default" if (a) all or any part of the Bank Debt of Borrower shall not be paid in full promptly when due (whether by lapse of time, acceleration, or otherwise); (b) any representation, warranty, or other statement made by Borrower in any Related Writing shall be untrue or incomplete in any respect when made; (c) Borrower shall repudiate or shall fail or omit to perform or observe any agreement contained in this Note or in any other Related Writing on Borrower's part to be complied with within the time provided; (d) any indebtedness (other than any evidenced by this Note) of Borrower shall not be paid when due, or there shall occur any event, condition, or other thing which gives (or which with the lapse of any applicable grace period, the giving of notice, or both would give) any creditor the right to accelerate or which automatically accelerates the maturity of any such indebtedness; (e) Bank shall not receive (in addition to any information described in any addendum to this Note) without expense to Bank, (i) forthwith upon each written request of Bank made upon Borrower therefor, (A) such information in writing regarding the financial condition, properties, business operations, if any, and pension plans, if any, of Borrower, Borrower's affiliates and/or Guarantor, in the case of financial information, in accordance with generally accepted accounting principles consistently applied and otherwise in form and detail satisfactory to Bank or (B) written permission, in form and substance satisfactory to Bank, from each such Person to inspect (or to have inspected by one or more Persons selected by Bank) the properties and records of that Person and to make copies and extracts from those records or (ii) prompt written notice whenever Borrower (or any director, employee, officer, or agent of Borrower) knows or has reason to know that any Event of Default has occurred;
(f) any material judgment shall be entered against Borrower in any judicial or administrative tribunal or before any arbitrator or

                                   TERM NOTE
                                       -4-
mediator that is not satisfied or stayed within thirty (30) days following entry; (g) Borrower shall fail or omit to comply with any applicable law, rule, regulation, or order in any material respect and such failure shall continue for a period of thirty (30) days following receipt of written notice of such failure from Bank; (h) any proceeds of the loan evidenced by this Note shall be used for any purpose that is not in the ordinary course of Borrower's business; (i) INTENTIONALLY OMITTED; (j) Borrower or Guarantor shall at any time or over any period of time sell, lease, or otherwise dispose of all or any material part of that Person's assets, except for inventory sold in the ordinary course of business and other assets sold, leased, or otherwise disposed of with the consent of Bank; (k) Borrower or Guarantor shall cease to exist or shall be dissolved, become legally incapacitated, or die and, in the event of the Guarantor, a substitute guarantor willing to assume the obligations of the Guarantor is not proposed to Bank that is acceptable to Bank in its sole and absolute discretion; (I) if (i) a Proceeding shall be commenced by Borrower or Guarantor with respect to Borrower or Guarantor, or (ii) a Proceeding shall be commenced against Borrower or Guarantor that is not dismissed with prejudice within forty-five (45) days following commencement of the Proceeding; (m) there shall occur or commence to exist any event, condition, or other thing that constitutes an "Event of Default" as defined in any addendum to this Note; (n) there shall occur any event, condition, or other thing that has, or, in Bank's judgment, is likely to have, a material adverse effect on the financial condition, properties, or business operations of Borrower or on Bank's ability to enforce or exercise any agreement or right arising under, out of, or in connection with any Related Writing and such event, condition or thing is not resolved to Bank's satisfaction within thirty (30) days following Bank's written notice to Borrower of the existence of such event, condition or other thing; or
(o) the holder of this Note shall, in good faith, believe that the prospect of payment or performance of any obligation evidenced by this Note is impaired.

6. Effects of Default If any Event of Default (other than the commencement of any Proceeding with respect to Borrower) shall occur, then, and in each such case, notwithstanding any provision or inference to the contrary, Bank shall have the right in its discretion, by giving written notice to Borrower, to declare this Note to be due, whereupon the entire unpaid principal balance of this Note (if not already due) shall immediately become due and payable in full. If any Proceeding shall be commenced with respect to Borrower, then, notwithstanding any provision or inference to the contrary, automatically, without presentment, protest, or notice of dishonor, all of which are waived by all makers and all indorsers of this Note, now or hereafter existing, the entire unpaid principal balance of this Note (if not already due) shall immediately become due and payable in full

7. Late Charges. If any principal of or interest on this Note is not paid within ten (10) days after its due date, then, and in each such case, Bank shall have the right to assess a late charge, payable by Borrower on demand, in an amount equal to the greater of Twenty ($20.00) Dollars or five (5%) percent of the amount not timely paid.

8. No Setoff. Borrower hereby waives any and all now existing or hereafter arising rights to recoup or offset any obligation of Borrower under or in connection with this Note or any Related Writing against any claim or right of Borrower against Bank.

9. Indemnity: Governmental Costs. If (a) there shall be enacted any law (including, without limitation, any change in any law or in its interpretation or administration and any request by any governmental authority) relating to any interest rate or any assessment, reserve, or special deposit requirement against assets held by, deposits in, or loans by Bank or to any tax (other than any tax on

                                    TERM NOTE
                                       -5-

Bank's overall net income) and (b) in Bank's sole opinion any such event increases the cost of funding or maintaining loans bearing interest based upon One Month LIBOR or reduces the amount of any payment to be made to Bank in respect thereof, then, and in each such case, upon Bank's demand, Borrower shall pay Bank an amount equal to each such cost increase or reduced payment, as the case may be. In determining any such amount, Bank may use reasonable averaging and attribution methods. Each determination by Bank shall be conclusive absent manifest error.

10. Indemnity: Administration and Enforcement. Borrower will reimburse Bank, on Bank's demand from time to time, for any and all fees, costs, and expenses (including, without limitation, the fees and disbursements of outside legal counsel and the interdepartmental charges and/or salary of in-house counsel) incurred by Bank in administering this Note or in protecting, enforcing, or attempting to protect or enforce its rights under this Note. If any amount (other than any principal of this Note and any interest and late charges) owing under this Note is not paid when due, then, and in each such case, Borrower shall pay, on Bank's demand, interest on that amount from the due date thereof until paid in full at a fluctuating rate equal to four (4%) percent per annum plus the Prime Rate.

11. Waivers; Remedies; Application of Payments. Bank may from time to time in its discretion grant waivers and consents in respect of this Note or any other Related Writing or assent to amendments thereof, but no such waiver, consent, or amendment shall be binding upon Bank unless set forth in a writing (which writing shall be narrowly construed) signed by Bank. No course of dealing in respect of, nor any omission or delay in the exercise of, any right, power, or privilege by Bank shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further or other exercise thereof or of any other, as each such right, power, or privilege may be exercised either independently or concurrently with others and as often and in such order as Bank may deem expedient. Without limiting the generality of the foregoing, neither Bank's acceptance of one or more late payments or charges nor Bank's acceptance of interest on overdue amounts at the respective rates applicable thereto shall constitute a waiver of any right of Bank. Each right, power, or privilege specified or referred to in this Note is in addition to and not in limitation of any other rights, powers, and privileges that Bank may otherwise have or acquire by operation of law, by other contract, or otherwise. Bank shall be entitled to equitable remedies with respect to each breach or anticipatory repudiation of any provision of this Note, and Borrower hereby waives any defense which might be asserted to bar any such equitable remedy. Bank shall have the right to apply payments in respect of the indebtedness evidenced by this Note with such allocation to the respective parts thereof and the respective due dates thereof as Bank in its sole discretion may from time to time deem advisable.

12. Other Provisions. The provisions of this Note shall bind Borrower and Borrower's successors and assigns and benefit Bank and its successors and assigns, including each subsequent holder, if any, of this Note. Except for Borrower and Bank and their respective successors and assigns, there are no intended beneficiaries of this Note or the loan evidenced by this Note. The provisions of sections 7 through 16, both inclusive, shall survive the payment in full of the principal of and interest on this Note. The captions to the sections and subsections of this Note are inserted for convenience only and shall be ignored in interpreting the provisions thereof. Each reference to a section includes a reference to all subsections thereof (i.e., those having the same character or characters to the left of the decimal point) except where the context clearly does not so permit. If any provision in this Note shall be or become illegal or unenforceable in any case, then that provision shall be deemed

                                    TERM NOTE
                                      -6-
modified in that case so as to be legal and enforceable to the maximum extent permitted by law while most nearly preserving its original intent, and in any case the illegality or unenforceability of that provision shall affect neither that provision in any other case nor any other provision. All fees, interest, and premiums for any given period shall accrue on the first day thereof but not on the last day thereof (unless the last day is the first day) and in each case shall be computed on the basis of a 360-day year and the actual number of days in the period. In no event shall interest accrue at a higher rate than the maximum rate, if any, permitted by law. Bank shall have the right to furnish to its affiliates, and to such other Persons as Bank shall deem advisable for the conduct of its business, information concerning the business, financial condition, and property of Borrower, the amount of the Bank Debt of Borrower, and the terms, conditions, and other provisions applicable to the respective parts thereof. Borrower hereby grants to Bank a security interest in all deposit accounts (except individual retirement accounts) Borrower has or at any time may have with Bank or Bank's affiliates to secure the payment of all amounts owed under this Note and all other Debt of Borrower to Bank or Bank's affiliates. This Note shall be governed by the law (excluding conflict of laws rules) of the jurisdiction in which Bank's banking office is located.

13. Integration. This Note and, to the extent consistent with this Note, the other Related Writings, set forth the entire agreement of Borrower and Bank as to the subject matter of this Note, and may not be contradicted by evidence of any agreement or statement unless made in a writing (which writing shall be narrowly construed) signed by Bank contemporaneously with or after the execution and delivery of this Note. Without limiting the generality of the foregoing, Borrower hereby acknowledges that Bank has not based, conditioned, or offered to base or condition the credit hereby evidenced or any charges, fees, interest rates, or premiums applicable thereto upon Borrower's agreement to obtain any other credit, property, or service other than any loan, discount, deposit, or trust service from Bank.

14. Collateral. Borrower acknowledges this Note is unsecured.


15. Notices and Other Communications. Each notice, demand, or other communication, whether or not received, shall be deemed to have been given to Borrower whenever Bank shall have mailed a writing to that effect by certified or registered mail to Borrower at Borrower's mailing address (or any other address of which Borrower shall have given Bank notice after the execution and delivery of this Note); however, no other method of giving actual notice to Borrower is hereby precluded. Borrower hereby irrevocably accepts Borrower's appointment as each Obligor's agent for the purpose of receiving any notice, demand, or other communication to be given by Bank to each such Obligor pursuant to any Related Writing. Bank shall be entitled to assume that any knowledge possessed by any Obligor other than Borrower is possessed by Borrower. Each communication to be given to Bank shall be in writing unless this Note expressly permits that communication to be made orally, and in any case shall be given to Bank at Bank's banking office (or any other address of which Bank shall have given notice to Borrower after the execution and delivery this Note). Borrower hereby assumes all risk arising out of or in connection with each oral communication given by Borrower and each communication given or attempted by Borrower in contravention of this section. Bank shall be entitled to rely on each communication believed in good faith by Bank to be genuine.


16. Jurisdiction and Venue; Waiver of Jury Trial. Any action, claim, counterclaim, crossclaim, proceeding, or suit, whether at law or in equity, whether sounding in tort, contract, or otherwise at any time arising under or in connection with this Note or any other Related Writing, the

                                    TERM NOTE
                                       -7-
administration, enforcement, or negotiation of this Note or any other Related Writing, or the performance of any obligation in respect of this Note or any other Related Writing (each such action, claim, counterclaim, crossclaim, proceeding, or suit, an "Action") may be brought in any federal or state court located in the city in which Bank's banking office is located. Borrower hereby unconditionally submits to the jurisdiction of any such court with respect to each such Action and hereby waives any objection Borrower may now or hereafter have to the venue of any such Action brought in any such court. BORROWER HEREBY, AND EACH HOLDER OF THIS NOTE, BY TAKING POSSESSION THEREOF, KNOWINGLY AND VOLUNTARILY WAIVES JURY TRIAL IN RESPECT OF ANY ACTION.

17. Financial Reports. Borrower will provide Bank with a copy of its annual federal income tax return, including all schedules thereto, within fifteen (15) days of filing. Borrower will provide Bank with a rent roll of all manufactured housing communities owned and/or operated by Borrower as of January 1 of each year not later than February I of each year. Borrower will provide Bank quarterly with a copy of its unaudited financial statements as prepared on the form 10Q or form 10K submitted to the Securities Exchange Commission.




                      Borrower:

                      UNIPROP MANUFACTURED HOUSING COMMUNITIES INCOME FUND, a Michigan limited partnership

                      P.I. Associates Limited Partnership
                      Its: General Partner


                      By: /s/ Paul M. Zlotoff
                         -------------------------------------------------------
                      Printed Name: Paul M. Zlotoff
                      Title:  General Partner





                                   TERM NOTE
                                      -8-